UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2009

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

7480 Flying Cloud Drive
Minneapolis, Minnesota		55344-3720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 27, 2009, Alliant Techsystems Inc. (the “Company”) issued a press release announcing that it will record a fiscal 2009 fourth quarter non-cash, non-deductible charge in a range of $105 million to $115 million ($3.08 — $3.38 per share) for impairment of goodwill recorded in connection with certain acquisitions made by the Company from 2003 to 2007. The estimated impairment charge primarily results from the effects of adverse equity market conditions on parameters used by the Company in its required annual testing of goodwill. The Company is in the process of finalizing the actual amount of the impairment charge, which will be completed prior to reporting fourth quarter and full-year 2009 financial results, which is expected to occur on May 7, 2009.

The Company also announced that earnings per share from continuing operations, prior to the charge, are now expected to exceed the Company’s previous guidance of $7.40 - $7.50.

Earnings per share from continuing operations before the impairment charge, as used in the press release and this disclosure in Item 2.02 is a non-GAAP financial measure. The Company has provided this information for consistency and comparability of the 2009 results with the Company’s prior guidance and results of operations for prior periods.

Statements in this disclosure on Item 2.02 are forward-looking statements and subject to risks and uncertainties described in the press release.

The press release is furnished as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release dated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ John L. Shroyer
Name:	John L. Shroyer
Title:	Senior Vice President and Chief Financial Officer

Date:  April 27, 2009